                                                                Exhibit 8(b)(5)

                            AMENDMENT TO AGREEMENT

THIS AMENDMENT is made and entered into between ARIEL DISTRIBUTORS, INC., an Illinois corporation ("Underwriter") and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, a Texas corporation ("VALIC").

   WHEREAS, the parties entered into an Administrative Services Agreement dated November 1, 2000 (the "Agreement"), and wish to amend that Agreement; and

   WHEREAS, the Agreement may only be amended pursuant to a written instrument;

   NOW, THEREFORE, the parties agree that the first paragraph of Section 8 of the Agreement shall be replaced with the following:

   8. ADI shall pay VALIC a fee with respect to each Fund, on a quarterly basis, equal to 35 basis points (0.35%) per annum of the average daily net asset value of the Shares of such Fund that Are held on behalf of the Plans in an Account for which VALIC is providing Services under this Agreement. VALIC will calculate the Administrative Fees at the end of each calendar quarter and invoice ADI. ADI will make payment to VALIC within 30 days after receipt of the invoice unless ADI shall disagree as to the amount in writing (which may be electronic). Each payment will be accompanied by a statement showing the calculation of the Administrative Fees. As soon as practicable after each September 30, VALIC will inform ADI of the number of participant accounts invested in each of the Funds.

   Quarterly Invoices should be sent to: Attn: Jason Hadler
       Sunstone Financial Group, Inc.
       803 West Michigan Street
       Suite A
       Milwaukee, WI 53233

   AND FURTHER, the parties agree that Schedule One of the Agreement shall be replaced with the Schedule One attached to this Amendment;

   IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of January 1, 2002.

THE VARIABLE ANNUITY LIFE
INSURANCE COMPANY

By:  /s/ EVELYN M. CURRAN
     --------------------------
     Authorized Signatory

     Evelyn M. Curran
     --------------------------
     Print or Type Name

ARIEL DISTRIBUTORS, INC.

By:  /s/ MERRILLYN J. KOSIER
     --------------------------
     Authorized Signatory

     Merrillyn J. Kosier
     --------------------------
     Print or Type Name